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                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

                              REMARKETING AGREEMENT



                                                                 June 19, 2001
MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

            This Remarketing Agreement dated as of June 19, 2001 is among Citizens Communications Company, a Delaware corporation (the "Company"), Morgan Stanley & Co. Incorporated (the "Remarketing Agent") and The Chase Manhattan Bank, as Warrant Agent, and attorney-in-fact for the Holders of the Equity Units (as such terms are defined in the Warrant Agreement referred to in Schedule I hereto) (the "Warrant Agent", also referred to herein as the "Purchase Contract Agent"). The Remarketing Agent is undertaking to remarket the 6 3/4% Senior Notes due 2006 (the "Senior Notes"), issued by the Company, pursuant to the Senior Indenture (the "Senior Indenture"), dated as of May 23, 2001, between the Company and The Chase Manhattan Bank, as Trustee, as amended and supplemented by the Second Supplemental Indenture, dated as of June 19, 2001 (the "Second Supplemental Indenture", and together with the Senior Indenture, the "Indenture").

            The Remarketing (as defined below) of the Senior Notes is provided for in the Pledge Agreement and the Warrant Agreement (as defined below).

            Section 1. Definitions.

            (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Warrant Agreement, dated as of June 19, 2001 (the "Warrant Agreement", also referred to herein as the "Purchase Contract Agreement"), between the Company and the Warrant Agent, or, if not therein defined, in the Pledge Agreement, dated as of June 19, 2001, between the Company, The Bank of New York, as Collateral Agent, Securities Intermediary and Custodial Agent and the Warrant Agent (the "Pledge Agreement") or, if not therein defined, in the Underwriting Agreement, dated as of June 13, 2001, between the Company and the several Underwriters listed in Schedule II thereto (the "Underwriters"), or if not therein defined, in the Second Supplemental Indenture, dated as of June 19, 2001 between the Company and The Chase Manhattan Bank, as Trustee.

            (b) As used in this Agreement, the following terms shall have the following meanings:

            "Act" means the Securities Act of 1933, as amended.

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            "Additional Remarketing" means any Remarketing after the failure of the first Initial Remarketing, on the third Business Day preceding May 17, 2004, in which the Remarketing Agent will use its reasonable efforts in its discretion to remarket all of the Senior Notes from time to time thereafter prior to the tenth Business Day preceding the Warrant Settlement Date.

            "Commission" means the Securities and Exchange Commission.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Morgan Stanley" means Morgan Stanley & Co. Incorporated.

            "Remarketed Senior Notes" means the Senior Notes subject to the Remarketing, as identified to the Remarketing Agent by the Warrant Agent after 11:00 a.m., New York City time, on the third Business Day immediately preceding the Reset Effective Date.

            "Remarketing" means the remarketing of the Remarketed Senior Notes pursuant to the Remarketing Procedures.

            "Remarketing Agent" shall have the meaning set forth in Section 2(a) hereof.

            "Remarketing Agreement" means this Agreement.

            "Remarketing Date" means any Initial Remarketing Date, Additional Remarketing Date and/or Final Remarketing Date, as applicable.

            "Remarketing Procedures" means the procedures in connection with the Remarketing of the Senior Notes described in the Warrant Agreement and the Pledge Agreement, as the case may be; and

            "Transaction Documents" means the Warrant Agreement and the Pledge Agreement, collectively.

            Section 2. Appointment and Obligations of the Remarketing Agent.

            (a) The Company hereby appoints Morgan Stanley as exclusive remarketing agent (the "Remarketing Agent"), and Morgan Stanley hereby accepts appointment:

            (i) as Remarketing Agent;

            (ii) as the Reset Agent to, in consultation with the Company, in the manner provided for herein and in the Warrant and the Second Supplemental Indenture with respect to the Senior Notes:

                  (1) determine the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Senior Notes, enable the Applicable Amount of the Senior Notes to have an approximate aggregate market value of 100.25% of the Treasury Portfolio Purchase Price as of the Initial Remarketing Date;

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                  (2) determine the Reset Rate, if the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 p.m., New York City time, on the Initial Remarketing Date;

                  (3) by approximately 4:30 p.m., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, advise by telephone (i) the Company, the Collateral Agent and the Warrant Agent of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of Notes sold in the Initial Remarketing, (ii) each purchaser (or the Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser of the Notes to give instructions to its Participant to pay the purchase price on the Reset Effective Date in same day funds against delivery of the Notes purchased through the facilities of the Depositary;

                  (4) in the event that no Successful Initial Remarketing has taken place before the Final Remarketing Date, determine the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Senior Notes, enable a Senior Note to have an approximate market value of 100.25% of its principal amount as of the third Business Day preceding the Warrant Settlement Date;

                  (5) by approximately 4:30 p.m., New York City time, on the Final Remarketing Date, advise by telephone (i) the Depositary, the Trustee, the Collateral Agent and the Warrant Agent, of the Reset Rate determined in the Final Remarketing and, provided that there has not been a Failed Final Remarketing, the aggregate principal amount of Notes sold in the Final Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and, provided that there has not been a Failed Final Remarketing, the aggregate principal amount of Notes such purchaser is to purchase and (iii) provided that there has not been a Failed Final Remarketing, each purchaser of the Notes to give instructions to its Depositary Participant to pay the purchase price on the Warrant Settlement Date in same day funds against delivery of the Notes purchased through the facilities of the Depositary; and

                  (6) in the event of a Failed Final Remarketing, determine the Reset Rate that will be equal to the Two Year Benchmark Treasury in effect on the Warrant Settlement Date plus the Applicable Spread;

            (iii) as the exclusive Remarketing Agent (subject to the right of Morgan Stanley to appoint additional remarketing agents hereunder as described below) to:

                  (1) remarket the Senior Notes of the Holders electing to have their Senior Notes remarketed and of the Holders of Equity Units on the first Initial Remarketing Date, who have not delivered the Treasury Portfolio to the Remarketing Agent or its designated entity on or prior to the fifth Business Day immediately preceding May 17, 2004, for settlement on May 17, 2004;

                  (2) if, by 4:00 p.m., New York City time, on the Initial Remarketing Date, a Failed Initial Remarketing has occurred, pursuant to the terms of the Remarketing

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                                                                               4


         Agreement, so advise by telephone the Company, the Collateral Agent and the Warrant Agent;

                  (3) by approximately 4:30 p.m., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, advise by telephone (i) the Company, the Collateral Agent and the Warrant Agent of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of Notes sold in the Initial Remarketing, (ii) each purchaser (or the Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser of the Notes to give instructions to its Participant to pay the purchase price on the Reset Effective Date in same day funds against delivery of the Notes purchased through the facilities of the Depositary;

                  (4) use its reasonable efforts in its discretion to conduct any Additional Remarketing after May 17, 2004 and on or before the tenth Business Day preceding August 17, 2004 to remarket the Senior Notes of the Holders electing to have their Senior Notes remarketed and of the Holders of Equity Units who have not delivered the Treasury Portfolio to the Remarketing Agent or its designated entity on or prior to the second Business Day immediately preceding the date of any Additional Remarketing;

                  (5) in the case that no Successful Initial Remarketing has taken place before the Final Remarketing Date, remarket on the Final Remarketing Date, the Senior Notes of the Holders electing to have their Senior Notes remarketed or of the Holders of Equity Units who have not settled early the related Warrants and have failed to notify the Warrant Agent, on or prior to the fifth Business Day immediately preceding the Warrant Settlement Date, of their intention to settle the related Warrants through Cash Settlement, or have so notified the Warrant Agent, but failed to deliver sufficient cash to the Warrant Agent on or prior to the fourth Business Day preceding August 17, 2004;
         (6) if by 4:00 p.m., New York City time, on the Final Remarketing Date, a Failed Final Remarketing has occurred, pursuant to the terms of the Remarketing Agreement, so advise by telephone the Company, the Trustee, the Collateral Agent and the Warrant Agent and the Reset Rate shall be determined pursuant to Section 5.03.A. of the Warrant Agreement; and

                  (7) by approximately 4:30 p.m., New York City time, on the Final Remarketing Date, advise by telephone (i) the Depositary, the Trustee, the Collateral Agent and the Warrant Agent, of the Reset Rate determined in the Final Remarketing and, provided that there has not been a Failed Final Remarketing, the aggregate principal amount of Notes sold in the Final Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and, provided that there has not been a Failed Final Remarketing, the aggregate principal amount of Notes such purchaser is to purchase and (iii) provided that there has not been a Failed Final Remarketing, each purchaser of the Notes to give instructions to its Depositary Participant to pay

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         the purchase price on the Warrant Settlement Date in same day funds against delivery of the Notes purchased through the facilities of the Depositary;

provided, in each case, that the Reset Rate shall in no event be below the initial interest rate payable for the Notes, and in no event exceed the maximum rate permitted by applicable law, and neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes;

            (b) In connection with the remarketing contemplated hereby, the Remarketing Agent may enter into a Supplemental Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company and the Warrant Agent, which shall either be:

                  (i) substantially in the form attached hereto as Exhibit A (with such changes as the Company and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances or in the event that Morgan Stanley is not the sole remarketing agent, and with such further changes therein as the Remarketing Agent or the Company may reasonably request), or

                  (ii) in such other form as the Remarketing Agent may reasonably request, subject to the approval of the Company (such approval not to be unreasonably withheld). Anything herein to the contrary notwithstanding, to the extent that the parties hereto are unable to agree on the form or substance of the Supplemental Remarketing Agreement, Morgan Stanley shall not act as Remarketing Agent or Reset Agent hereunder. The Company agrees that Morgan Stanley shall have the right, on 15 Business Days' notice to the Company to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

            (c) Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to (i) remarket, on the Initial Remarketing Date, the Senior Notes that the Warrant Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Initial Remarketing, at a price per Senior Note such that the aggregate price for the Applicable Amount of the Senior Notes is approximately 100.25% of the Treasury Portfolio Purchase Price and (ii) in the event of a Failed Initial Remarketing, remarket, on the third Business Day immediately preceding the Warrant Settlement Date, the Senior Notes that the Warrant Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Final Remarketing, at a price of approximately 100.25% of the aggregate principal amount of such Senior Notes. Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Senior Notes for a price less than the price (the "Minimum Initial Remarketing Price") necessary for the Applicable Amount of the Senior Notes to have an aggregate price equal to 100% of the Treasury Portfolio Purchase Price, in the case of the Initial Remarketing, or

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                                                                               6


the aggregate principal amount of such Senior Notes, in the case of the Final Remarketing. After deducting the fee specified in Section 3 below, the proceeds of such Initial Remarketing or Final Remarketing, as the case may be, shall be paid to the Collateral Agent in accordance with Section 5.7 of the Pledge Agreement and Section 5.02 or 5.03 of the Warrant Agreement (each of which Sections are incorporated herein by reference).

            (d) The Remarketing Agent will notify the Company, the Securities Intermediary, the Collateral Agent and the Warrant Agent of any Additional Remarketing that it plans to conduct as soon as practical, but not later than three Business Days in advance of the Additional Remarketing.

            (e) If the Remarketing on the third Business Day preceding May 17, 2004 fails, and if the Remarketing Agent in its discretion proceeds with any Additional Remarketing as described under Sections 2(b) or 2(c) above, then in case of any such Additional Remarketing, the Remarketing Agent shall notify the Custodial Agent and all Holders of Senior Notes that are not part of Equity Units of the date of such Additional Remarketing as soon as practical, but no later than three Business Days immediately preceding the Remarketing Date. Holders of separate Senior Notes who wish to participate in any Additional Remarketing have to deliver their Senior Notes together with the notice of this election to the Custodial Agent no later than two Business Days following the notification by the Remarketing Agent.

            (f) It is understood and agreed that neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Senior Notes, whether in the Initial Remarketing, Final Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Senior Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Senior Notes. The Company shall not be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

            Section 3. Fees.

            In the event of a Successful Initial Remarketing, the Remarketing Agent shall retain as a Remarketing Fee an amount not exceeding 25 basis points (.25 %) of the Minimum Initial Remarketing Price from any amount received in connection with such Initial Remarketing in excess of the Minimum Initial Remarketing Price. In the event of a Successful Final Remarketing, the Remarketing Agent shall retain as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the Remarketed Senior Notes from any amount received in connection with such Final Remarketing in excess of the aggregate principal amount of such Remarketed Senior Notes. In addition, the Reset Agent shall, in either case, receive from the Company a reasonable and customary fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the Initial Remarketing Date, in the case of a Successful Initial Remarketing, or on the third Business Day immediately preceding the Warrant Settlement Date, in the case of a Successful Final Remarketing, in immediately available funds

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or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer, provided further that in the event of a remarketing at a price less than 100.25%, the portion of the 25 basis points equal to the shortfall shall be paid directly to the Remarketing Agent by the Company.

            Section 4. Representations and Warranties of the Company.

            The Company represents and warrants (i) on and as of the date hereof, (ii) on and as of the date the Prospectus or other Remarketing Materials are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date, and (iv) on and as of the Warrant Settlement Date that:

            (a) The Company meets the requirements for use of Form S-3 under the Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or threatened by the Commission.

            (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date and the Option Closing Date, if any, conformed or will conform in all material respects with the requirements of the Act; each part of the Registration Statement (other than the Excluded Information), when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto (other than the Excluded Information), on the date of filing thereof with the Commission and on the Closing Date and the Option Closing Date, if any, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

            (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable.

            (d) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus (other than the Excluded Information) comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange

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                                                                               8


Act; such audited financial statements (other than the Excluded Information) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles.

            (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant Agreement, the Pledge Agreement and the Underwriting Agreement (together, the "Equity Unit Agreements"), the Indenture and the Senior Notes.

            (f) This Agreement has been duly and validly authorized, executed and delivered by the Company.

            (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            (h) The shares of Common Stock outstanding prior to the issuance of the Equity Units have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights.

            (i) The shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Warrants have been duly and validly authorized and reserved for issuance; such shares of Common Stock, when issued and delivered in accordance with the provisions of the Equity Unit Agreements, will be validly issued, fully paid and non-assessable; and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

            (j) The shares of Common Stock outstanding prior to the issuance of the Equity Units are, and upon issuance the shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Warrants will be, listed on the New York Stock Exchange.

            (k) The Underwritten Securities and the Equity Unit Agreements have been duly authorized and, at the Closing Date or, in the case of Option Securities, the Option Closing Date, will have been duly executed and delivered by the Company, and, as of the Closing Date or the Option Closing Date, as the case may be, assuming due authorization, execution and delivery by parties thereto other than the Company, the Equity Unit Agreements will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and Federal or state securities law limitations on indemnification and contribution (the "Enforceability Exceptions"); provided, however, that upon the occurrence of a Termination Event (as defined in the Warrant Agreement), Section 365(e)(1) of the United States Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) and Section 541 of the

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                                                                               9


Bankruptcy Code should not substantively limit the provisions of Section 3.15 and 5.07 of the Warrant Agreement and Section 5.4 of the Pledge Agreement that require termination of the Warrants and release of the Collateral Agent's security interest in the Senior Notes or the Treasury Securities (as defined in the Warrant Agreement); the Securities and the Equity Unit Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

            (l) This Agreement has been duly authorized by the Company and when executed and delivered by the Company will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Remarketing Agreement conforms in all material respects to the description thereof in the Prospectus.

            (m) The Senior Notes have been duly authorized, and, when issued and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Indenture conforms in all material respects to the description thereof in the Prospectus.

            (n) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (o) The Company is not, and after giving effect to the offering and sale of the Equity Units and the application of the proceeds thereof as described in the Prospectus, will not, be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (p) The Company is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations of the Commission thereunder.

            (q) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a Material Adverse Effect.

            (r) The issue and sale of the Equity Units and the compliance by each Issuer with all of the provisions of this Agreement, the Warrant Agreement, the Indenture and the Senior Notes and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any constituent document of any Issuer or any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform their respective obligations under this Agreement, the Warrant Agreement, the Indenture and the Senior Notes.

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                                                                              10


            (s) The certificate delivered pursuant to paragraph (h) of Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Remarketed Senior Notes were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

            Section 5. Covenants of the Company.

            The Company covenants and agrees as follows:

                  (a) (1) To prepare any registration statement or the Prospectus, if required in connection with the Remarketing, in a form approved by the Remarketing Agent and to file any such prospectus pursuant to the Act within the period required by the Act and the rules and regulations promulgated thereunder;

                  (2) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

                  (3) to file promptly all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Senior Notes;

                  (4) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

            (b) To furnish promptly to the Remarketing Agent and to counsel to the Remarketing Agent a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

            (c) To furnish to the Remarketing Agent in New York City such copies of the following documents as the Remarketing Agent shall reasonably request:
(1) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (2) the Prospectus and any amended or supplemented Prospectus; (3) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and
(4) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as

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                                                                              11


a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

            (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Act or requested by the Commission.

            (e) Prior to filing with the Commission (1) any amendment to the Registration Statement or supplement to the Prospectus or (2) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement which shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice.

            (f) As soon as practicable, but in any event not later than eighteen months, after the Effective Date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158). The terms "generally available to its security holders" and "earnings statement" shall have the meanings set forth in Rule 158 of the Rules and Regulations.

            (g) To take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

            (h) For a period of five years following the Effective Date of the Registration Statement or so long as any of the Senior Notes shall remain outstanding, whichever is shorter, to supply to the Remarketing Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Remarketing Agent a copy of each annual or other report it shall be required to file with the Commission and such other information concerning the Company and its subsidiaries as the Remarketing Agent may reasonably request.

            (i) To pay: (1) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, Prospectus and any

Remarketing Materials and any amendments or supplements thereto; (3) the fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company, hereunder; and
(5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with its duties hereunder.

            Section 6. Conditions to the Remarketing Agent's Obligations.

            The obligations of the Remarketing Agent hereunder are subject to the following conditions:

            (a) The Senior Notes tendered for, or otherwise to be included in the Initial Remarketing or Final Remarketing, as the case may be, have not been called for redemption.

            (b) The Remarketing Agent is able to find a purchaser or purchasers for tendered Senior Notes at a price not less than Minimum Initial Remarketing Price.

            (c) The Warrant Agent, the Collateral Agent, the Custodial Agent and the Company shall have performed their respective obligations in connection with the Initial Remarketing and, in the event of a Failed Initial Remarketing, in connection with the Final Remarketing, in each case pursuant to the Warrant Agreement, the Pledge Agreement, this Agreement and the Supplemental Remarketing Agreement, including, without limitation, giving the Remarketing Agent notice of the Treasury Portfolio Purchase Price no later than 10:00 a.m., New York City time, on the third Business Day prior to May 17, 2004, or the date of any Additional Remarketing, in the case of the Initial Remarketing, and giving the Remarketing Agent notice of the aggregate principal amount, as the case may be, of Senior Notes to be remarketed, no later than 11:00 a.m., New York City time, on the third Business Day prior to the Warrant Settlement Date, in the case of the Final Remarketing, and, in each case, concurrently delivering the Senior Notes to be remarketed to the Remarketing Agent.

            (d) The Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

            (e) The Remarketing Agent shall not have discovered and disclosed to the Company prior to or on the Remarketing Date that the Prospectus, the Registration Statement, or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel for the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (f) Since the respective dates as of which information is given in the Remarketing Materials (i) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities or (iv) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in clauses 6(f)(i) through 6(f)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Remarketing Agent, impracticable to market the Equity Units on the terms and in the manner contemplated in the Prospectus.

            (g) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the date hereof, (ii) on and as of the Commencement Date, (iii) on and as of the Remarketing Date, and (iv) on and as of the Warrant Settlement Date, and the Company shall have performed in all material respects all covenants and agreements herein contained to be performed on its part at or prior to the Remarketing Date.

            (h) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of the President or a Vice President and a financial or accounting officer of the Company, satisfactory to the Remarketing Agent, stating that to the best of their knowledge after reasonable investigation: (1) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Date; (3) the Registration Statement, as of its Effective Date, and the Remarketing Materials, as of their respective dates (in each case, other than the Excluded Information), did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (other than the Excluded Information) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (i) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent of KPMG LLP, or such other firm of nationally recognized independent public accountants satisfactory to the Remarketing Agent, addressing such matters as are set forth in Section 5(h) of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials.

            (j) Winston & Strawn, outside counsel to the Company, shall have furnished to the Remarketing Agent their opinion letters addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsels' opinions furnished pursuant to Section

5(c) of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials.

            (k) L. Russell Mitten, Vice President and General Counsel of the Company, shall have furnished to the Remarketing Agent an opinion letter addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent, addressing such matters as are set forth in his opinion furnished pursuant to Section 5(d) of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials.

            (l) Simpson Thacher & Bartlett, special counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion letter, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, addressing such matters as are set forth in such counsels' opinion furnished pursuant to Section 5(e) of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials.

            Section 7. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless the Remarketing Agent and each person, if any, who controls any Remarketing Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Remarketing Agent furnished to the Company in writing by such Remarketing Agent expressly for use therein.

            (b) The Remarketing Agent agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Remarketing Agent, but only with reference to information relating to such Remarketing Agent furnished to the Company in writing by the Remarketing Agent expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Remarketing Agent, in the case of parties indemnified pursuant to Section 7(a) above, and by the Company, in the case of parties indemnified pursuant to Section 7(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in Section 7(a) or 7(b) above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other hand from the remarketing of the Remarketed Senior Notes or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Remarketing Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other hand in connection with the remarketing of the Remarketed

Senior Notes shall be deemed to be in the same respective proportions as the net proceeds from the remarketing of such Remarketed Senior Notes (before deducting expenses) received by the Company and the total Remarketing Fees and commissions received by the Remarketing Agent bear to the aggregate price paid for the Remarketed Senior Notes. The relative fault of the Company on the one hand and the Remarketing Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Company and the Remarketing Agent agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Remarketing Agent were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Remarketing Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Remarketed Senior Notes remarketed by it and distributed to the public were offered to the public exceeds the amount of any damages that such Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Remarketing Agent or any person controlling any Remarketing Agent or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Remarketed Senior Notes.

            Section 8. Resignation and Removal of the Remarketing Agent.

            The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company, the Depositary, the Indenture Trustee, the Collateral Agent, the Custodial Agent and the Securities Intermediary and, in the case of a removal, the removed Remarketing Agent, the Depositary, the Indenture Trustee, the Collateral Agent, the Custodial Agent and the Securities Intermediary; provided, however, that:

            (a) the Company may not remove the Remarketing Agent unless (1) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding, (2) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date, (3) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder, or (4) the Remarketing Agent shall determine that (i) the Company has not met its obligation under Section 6(d) or (ii) using its reasonable efforts, the Remarketing Agent would be unable to consummate the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials;

            (b) the Remarketing Agent may not resign without reasonable cause;
and

            (c) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures in all material respects.

In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 3, 7 and 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

            Section 9. Dealing in the Remarketed Senior Notes.

            The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Senior Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

            Section 10. Remarketing Agent's Performance; Duty of Care.

            The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Indenture, the Pledge Agreement and the Warrant Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Indenture, the Pledge Agreement or the Warrant Agreement. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the negligence or willful misconduct on its part.

            Section 11. Termination.

            This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 8. In addition, this Agreement may be terminated (A) by the Company by notifying the Remarketing Agent at any time before the time when the Remarketed Senior Notes are first generally offered by the Remarketing Agent to dealers by letter or telegram, or (B) by the Remarketing Agent by notifying the Company at or prior to 10:00 a.m. (New York City time) five business days prior to the Remarketing Date by letter or telegram if:

            (a) in the judgment of the Remarketing Agent the sale and delivery of the Senior Notes is rendered impracticable or inadvisable because: (1) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange, or trading in securities generally shall have been suspended on either such Exchange or a general banking moratorium shall have been established by Federal or New York authorities; (2) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, and such untrue or incorrect statement or information is not corrected in an amendment or supplement to the Registration Statement or Prospectus, or (3) a war involving the United States or other national calamity shall have occurred or shall have accelerated, to such an extent, as in the judgment of the Remarketing Agent, to make it, in the judgment of the Remarketing Agent, impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus or in the Remarketing Materials; or

            (b) any of the conditions described in Section 6 are not satisfied.

            If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that (a) if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by it, and (b) if the Remarketing Agent failed or refused to purchase the Remarketed Senior Notes hereunder, without some reason sufficient hereunder to justify the cancellation or termination of if obligations hereunder, the Remarketing Agent shall not be relieved of liability to the Company for damages occasioned by its default.

            Section 12. Notices.

            All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Company, to 3 High Ridge Road, Stamford, CT 06095,
Attention: Scott N. Schneider (Tel: 203-614-5600), with a copy to Winston & Strawn, 200 Park Avenue, New York, NY 10166, Attention: David F. Kroenlein (Tel: 212-294-6700); and

            (b) if to the Remarketing Agent, to Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, NY 10036, Attention: Equity Capital Markets Syndicate Desk, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, Attention: Vincent Pagano, Jr.
(Tel: 212-455-2000); and

            (c) if to the Warrant Agent, to The Chase Manhattan Bank, 450
West 33rd Street, New York, NY 10001, Attention: Institutional Trust Services.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

            Section 13. Persons Entitled to Benefit of Agreement.

            This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Act and
(b) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's directors, officers and Trustee who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            Section 14. Survival.

            The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            Section 15. Governing Law.

            This Agreement shall be governed by, and construed in accordance with, the laws of New York.

            Section 16. Counterparts.

            This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            Section 17. Headings.

            The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement between the Company, the Remarketing Agent and the Warrant Agent, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,



                                    CITIZENS COMMUNICATIONS COMPANY


                                    By:     /s/ Donald B. Armour
                                       -----------------------------------------
                                       Name: Donald B. Armour
                                       Title: Vice President, Finance and
                                              Treasurer

Accepted:

MORGAN STANLEY & CO. INCORPORATED

 By:     /s/ Constantine N. Darras
    --------------------------------------
    Name: Constantine N. Darras
    Title: Vice President


THE CHASE MANHATTAN BANK, as Warrant Agent

By:     /s/ James D. Heaney
   ---------------------------------------
   Name:  James D. Heaney
   Title: Vice President

                                                                       Exhibit A
                                                        to Remarketing Agreement


                   Form of Supplemental Remarketing Agreement

            Supplemental Remarketing Agreement dated __________, ____ among Citizens Communications Company, a Delaware corporation (the "Company"), Morgan Stanley & Co. Incorporated (the "Remarketing Agent") and The Chase Manhattan Bank, as Warrant Agent and attorney-in-fact for the Holders of the Equity Units (as such terms are defined in the Warrant Agreement referred to in Schedule I hereto).

            NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement dated as of June ___, 2001 (the "Remarketing Agreement") between the Company and Morgan Stanley & Co. Incorporated or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Warrant Agreement (as defined in Schedule I hereto).

            2. Registration Statement and Prospectus. The Company has filed with the Commission, and there has become effective, a registration statement on Form S-3, including a prospectus, relating to the Senior Notes (as such term is defined on Schedule I hereto). Such Registration Statement, as amended, and including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the documents incorporated or deemed to be incorporated by reference therein, are hereinafter called, collectively, the "Registration Statement"; [the related preliminary prospectus dated __________, including the documents incorporated or deemed to be incorporated by reference therein, [and preliminary prospectus supplement dated __________] are hereinafter called, [collectively] the "preliminary prospectus";] and the related prospectus dated __________, including the documents incorporated or deemed to be incorporated by reference therein, [and prospectus supplement dated __________] are hereinafter called, [collectively,] the "Prospectus." The Company has provided copies of the Registration Statement [,the preliminary prospectus] and the Prospectus to the Remarketing Agent, and hereby consents to the use of the [preliminary prospectus] and the Prospectus in connection with the remarketing of the Senior Notes. [IN THE EVENT THAT A REGISTRATION STATEMENT IS NOT REQUIRED, INSERT THE
FOLLOWING: The Company has provided to the Remarketing Agent, for use in connection with remarketing of the Senior Notes (as such term is defined on Schedule I hereto), a [preliminary remarketing memorandum and] remarketing memorandum and [describe other materials, if any]. Such remarketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein, [and] [describe other materials] are hereinafter called, collectively, the "Prospectus," [and such preliminary marketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein) is hereinafter called a "preliminary prospectus")]. The Company hereby consents to the use of the Prospectus [and the preliminary prospectus] in connection with the remarketing of the Senior Notes.] All references in this Agreement to amendments or supplements to the Registration Statement [the preliminary prospectus] or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act, which is incorporated or deemed to be incorporated by reference in the Registration Statement [,the preliminary prospectus] or the Prospectus, as the case may be.

            3.  Provisions Incorporated by Reference.

            (a) Subject to Section 3(b) hereof, the provisions of the Underwriting Agreement (other than [Section __, Section __, Section __, Section __, Section __ and Section __] thereof) are incorporated herein by reference, mutatis mutandis, and the Company hereby makes the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Underwriting Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof.

            (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agent and all references to the "Representative" or the "Representatives" shall be deemed to refer to Morgan Stanley & Co. Incorporated ("Morgan Stanley"); (ii) all references therein to the "Units" or "Firm Units" shall be deemed to refer to the Senior Notes as defined herein; (iii) all references therein to the "Time of Delivery" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto; (iv) all references therein to the "Registration Statement", [the "Preliminary Prospectus"] or the "final prospectus" shall be deemed to refer to the Registration Statement[, the preliminary prospectus] and the Prospectus, respectively, as defined herein; (v) all references therein to this "Agreement," the "Underwriting Agreement," "hereof "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) all references therein to any "settlement date" shall be disregarded; and (viii) [other changes].]

            4. Remarketing. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate principal amount of Senior Notes set forth in Schedule I hereto at a purchase price not less than 100% of the [Minimum Initial Remarketing Price] [the aggregate principal amount of the Senior Notes]. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee equal to an amount not exceeding 25 basis points (.25%) of [the Minimum Initial Remarketing Price] [such aggregate principal amount,] payable by deduction from any amount received in connection from such [Initial] [Final] Remarketing in excess of the [Minimum Initial Remarketing Price] [the aggregate principal amount of the Senior Notes]. Pursuant to the Indenture, the right of each holder of Senior Notes to have Senior Notes tendered for purchase shall be limited to the extent set forth in the last sentence of Section 2(d) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in Section 2(e) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Senior Notes in the remarketing or otherwise, and neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

            5. Delivery and Payment. Delivery of payment for the Remarketed Senior Notes by the purchasers thereof identified by the Remarketing Agent and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement between the Remarketing Agent and the Company. Delivery of the Remarketed Senior Notes and payment of the Remarketing Fee shall be made to the Remarketing Agent against payment by the respective purchasers of the Remarketed Senior Notes of the consideration therefor as specified herein, which consideration shall be paid to the Collateral Agent for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

            If the Senior Notes are not represented by a Global Security held by or on behalf of The Depository Trust Company, certificates for the Senior Notes shall be registered in such names and denominations as the Remarketing Agent may request not less than one full Business Day in advance of the Remarketing Closing Date, and the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

            6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, by registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to _____________________, with a copy to Winston & Strawn, 200 Park Avenue, New York, NY 10166, Attention: _____________; if to the Remarketing Agent, to Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, NY 10036, Attention: __________, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, Attention: Vincent Pagano, Jr.; and if to the Warrant Agent, to The Chase Manhattan Bank, 450 West 33rd Street, New York, NY 10001, Attention: Institutional Trust Services, or to such other address as any of the above shall specify to the other in writing.

            7. Conditions to Obligations of Remarketing Agent. Anything herein to the contrary notwithstanding, the parties hereto agree that the obligations of the Remarketing Agent under this Agreement are subject to the satisfaction, on the Remarketing Closing Date, of the conditions incorporated by reference herein from Section 5 of the Underwriting Agreement as modified by Section 6 hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters as reasonably requested by the Remarketing

Agent and in form and substance reasonably satisfactory to the Remarketing Agent, the accuracy as of the Remarketing Closing Date of the representations and warranties of the Company included and incorporated by reference herein and the performance by the Company of its obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby). In addition, anything herein to the contrary notwithstanding, this Agreement may be terminated by the Remarketing Agent, by notice to the Company at any time prior to the time of settlement on the Remarketing Closing Date, if any of the events or conditions set forth in Section ____ of the Underwriting Agreement.

            8. Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Warrant Agent and the Remarketing Agent.

                                    Very truly yours,

                                    CITIZENS COMMUNICATIONS COMPANY


                                    By: -----------------------------------
                                        Name:
                                        Title:

CONFIRMED AND ACCEPTED:

MORGAN STANLEY & CO. INCORPORATED



By: _____________________________________
           Authorized Signatory

[Add other Remarketing Agents, if any]

By: _____________________________________
    Name:
    Title:

THE CHASE MANHATTAN BANK, as Warrant Agent


By: _____________________________________
    Name:
    Title:

                                   SCHEDULE I

      o Senior Notes subject to the remarketing: 6 3/4% Senior Notes due 2006 of Citizens Communications Company (the "Senior Notes").

      o Warrant Agreement, dated as of June 19, 2001 (the "Warrant Agreement", also referred to as the "Purchase Contract Agreement") by and between Citizens Communications Company, a Delaware corporation, and The Chase Manhattan Bank, a New York banking corporation, as warrant agent.

      o Pledge Agreement dated as of June 19, 2001 (the "Pledge Agreement") by and between Citizens Communications Company, a Delaware corporation, The Bank of New York, a New York banking corporation, as collateral agent, securities intermediary and custodial agent and The Chase Manhattan Bank, a New York banking corporation, as warrant agent.

      o Minimum Initial Remarketing Price: Aggregate price equal to 100% the Aggregate Principal Amount of Senior Notes

      o Underwriting Agreement, dated June 13, 2001 (the "Underwriting Agreement") among Citizens Communications Company, a Delaware corporation, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

      o     Remarketing Closing Date, Time and Location: __________________